Press Release

For more information contact:
María Calero (787) 751-6640

SANTANDER BANCORP REPORTS A SUBSTANTIAL IMPROVEMENT IN FINANCIAL EARNINGS FOR THE SECOND QUARTER AND FIRST SEMESTER OF 2004

Net income for the quarter ended June 30, 2004 reached $16.0 million, a 128.5% improvement over net income of $7.0 million reported for the second quarter of 2003.

Earnings per common share2 for the quarter ended June 30, 2004 amounted to $0.34 per share, an improvement of $0.21 compared to $0.13 for the same quarter in 2003.

Net income for the six months ended June 30, 2004 amounted to $41.3 million, a 239.3% improvement over net income of $12.2 million for the six months ended June 30, 2003.

Earnings per common share2 for the six months ended June 30, 2004 amounted to $0.88 per share, a $0.67 improvement compared to $0.21 for the same period in 2003.

Net interest income1 for the second quarter of 2004 amounted to $58.0 million, an increase of 17.4% compared to $49.4 million for the same period in 2003. Net interest income1 for the six month period ended June 30, 2004 reached $116.7 million, a 19.8% improvement over $97.4 million reported for the same period in 2003.

Fee income from broker/dealer, asset management and insurance operations for the quarter ended June 30, 2004 increased by 29.8% compared to the second quarter of 2003.

Annualized ROA and ROE for the second quarter of 2004 reached 0.86% and 13.80%, respectively, a significant improvement over annualized ROA and ROE of 0.44% and 4.42%, respectively, reported for the same period in 2003. Annualized ROA and ROE for the first semester of 2004 were 1.12% and 17.35%, respectively compared to 0.38% and 3.72%, respectively for the same period in 2003.

Net loans, including loans held for sale, reached $4.8 billion as of June 30, 2004, reflecting an increase of 16.9% and 22.4% compared to net loans as of December 31 and June 30, 2003, respectively.

Non-performing loans to total loans improved to 1.95% as of June 30, 2004 from 2.33% as of December 31, 2003, a reduction of 38 basis points and a reduction of 72 basis points when compared to 2.67% as of June 30, 2003.

Customer Financial Assets Under Control reached $11.5 billion as of June 30, 2004, an increase of $828 million compared to December 31, 2003.

San Juan, Puerto Rico, July 22, 2004 - Santander BanCorp (NYSE: SBP; LATIBEX: XSBP), reported today its unaudited financial results for the quarter and six month period ended June 30, 2004. The financial results for the second quarter of 2004 reflect a substantial improvement in net income, which reached $16.0 million, a, 128.5% improvement over net income of $7.0 million reported during the second quarter of 2003. For the first semester of 2004, net income amounted to $41.3 million, a significant 239.3% increase over net income of $12.2 million reported for the six-month period ended June 30, 2003.

For the quarter ended June 30, 2004, net income amounted to $16.0 million or $0.34 per common share2 compared to net income of $7.0 million or $0.13 per common share2 for the second quarter of 2003. Return on Average Common Equity (ROE) and Return on Average Assets (ROA) were 13.80% and 0.86%, respectively, for the quarter ended June 30, 2004, compared to 4.42% and 0.44%, respectively, for the second quarter of 2003. The Efficiency Ratio1 improved 458 basis points to 67.49% for the second quarter of 2004, compared to 72.07% reported during the second quarter of 2003. The improvement in the efficiency ratio during the second quarter of 2004, when compared to the same quarter of 2003, is a direct result of higher revenues.

Net income for the six-month period ended June 30, 2004 reached $41.3 million or $0.882 per common share. This represents an increase of 239.3% over net income reported for the six-month period ended June 30, 2003 of $12.2 million or $0.212 per common share. ROE and ROA were 17.35% and 1.12%, respectively, at June 30, 2004, an increase of 1,363 basis points in ROE and 74 basis points in ROA when compared to ROE and ROA of 3.72% and 0.38%, respectively, at June 30, 2003. The Efficiency Ratio1 for the six-month period ended June 30, 2004 also reflected a significant improvement of 770 basis points, reaching 66.07% compared to 73.77% for the six-month period ended June 30, 2003.

The consolidated Balance Sheet and Income Statement Data for the quarter and six-month period ended June 30, 2003, have been restated to give retroactive effect to the acquisition of Santander Securities Corporation by Santander BanCorp on December 30, 2003. The earnings per share computations for all periods presented in the accompanying financial information have been adjusted retroactively to reflect the 10% stock dividend declared by the Board of Directors on July 9, 2004.

Income Statement

The $9.0 million improvement in net income for the second quarter of 2004 compared to the same period in 2003 was principally due to an increase of $7.7 million in net interest income, a decrease of $7.7 million in the provision for loan losses, and a $2.2 million decrease in the provision for income tax. These changes were partially offset by a decrease of $8.7 million in other income due primarily to decreases in gains on sales of securities and loans.

The increase of $29.1 million or 239.3% in net income for the six-month period ended June 30, 2004 compared to the amount reported for the same period in 2003 was principally due to an increase of $18.1 million in net interest income and a decrease in the provision for loan losses of $11.0 million.

For the quarter ended June 30, 2004, net interest income1 amounted to $58.0 million, an increase of 17.4% compared to $49.4 million reported for the second quarter in 2003. The improvement in net interest income1 was principally due to an increase in average interest earning assets of $1.1 billion or 18.4% and a decrease of 50 basis points in total cost of funds.

For the six-month period ended June 30, 2004, net interest income1 amounted to $116.7 million, an increase of 19.8% compared to $97.4 million reported for the same period in 2003. This improvement was due to an increase in average interest earning assets of $942 million or 15.4% and a decrease in total cost of funds of 56 basis points. For the first semester of 2004 there was an increase in net interest margin1 of 11 basis points to 3.33% from 3.22% for the six-month period ended June 30, 2003.

The provision for loan losses reflected a decrease of $7.7 million or 56.3% from $13.7 million for the quarter ended June 30, 2003 to $6.0 million for the second quarter of 2004. Furthermore, for the six-month period ended June 30, 2004, the reduction in the provision for loan losses was $11.0 million or 42.8% compared to the same period in 2003. The reduction in the provision for loan losses was due to an 11% decrease in non-performing loans, which are down to $96.0 million as of June 30, 2004 from $107.5 as of June 30, 2003. A 20% reduction in net charge-offs from $21.8 million for the six-months ended June 30, 2003 to $17.4 million for the same period in 2004 also had a favorable impact on the provision for loan losses. In addition to the improvement in non-performing loans, the reduction in the provision for loan losses is due to a significant decrease in the percentage of net consumer loan charge-offs during the first two quarters of 2004, resulting in a reduction in the loss ratios used by the Company in the determination of the provision for loan losses.

There was a decrease in other income of $8.7 million or 27.3% from $31.8 million for the quarter ended June 30, 2003 to $23.1 million for the quarter ended June 30, 2004. This reduction was principally due to decreases of $5.2 million in gains on sales of securities, $3.8 million in gains on sales of loans, $0.8 million in trading gains, $0.6 million in derivative transactions and $1.1 million in mortgage servicing rights (MSRs) recognized. These decreases were partially offset by an increase of $2.9 million or 29.8% in fee income from the broker-dealer, asset management and insurance operations.

For the semester ended June 30, 2004, other income decreased $0.8 million compared to the same period in 2003. This decrease was the result of lower gains on sales of securities and loans of $1.0 million and $3.9 million, respectively, which were only partially offset by an increase of $4.0 million in fee income from the broker-dealer, asset management and insurance operations.

For the quarter ended June 30, 2004, the Efficiency Ratio1 improved 458 basis points to 67.49%, compared to 72.07% for the quarter ended June 30, 2003. This improvement was mainly a result of higher revenues (excluding gains on sales of securities). For the six-month period ended June 30, 2004, the Efficiency Ratio1 improved 770 basis points to 66.07% from 73.77% for the same period in 2003. This improvement was a result of higher revenues (excluding gains on sales of securities and a gain on the sale of a building during the first quarter of 2004) and a decrease of $0.3 million in other operating expenses.

Operating expenses remained essentially at the same level for the quarters ended June 30, 2004 and 2003. There was an increase in personnel expenses of $1.3 million due to higher salaries, in-sourcing of collection services and severance payments. There was also an increase in business promotion of $1.4 million consistent with the Company's strategy to increase its market share. These increases were offset by a decrease in EDP servicing, amortization and technical services of $2.9 million due to lower servicing costs as a result of receiving EDP servicing from an affiliate at lower rates. For the six-month period ended June 30, 2004, operating expenses reflected a decrease of $0.3 million compared to the same period in 2003 composed of an increase in personnel costs of $3.0 million and a decrease in other operating expenses of $3.3 million. The increase in personnel expenses was due primarily to higher salaries, in-sourcing of collection services, and severance payments. There were also corresponding increases in other benefits that were partially offset by an increase in deferred loan origination costs. The reduction in other operating expenses was due primarily to decreases in EDP servicing, amortization and technical expenses of $3.0 million, amortization of intangibles of $2.3 million and lower provision for losses on repossessed assets of $1.1 million. The decrease in EDP expenses was due to lower servicing costs during 2004 as a result of receiving EDP servicing from an affiliate at lower rates and the completion of all conversions during 2003 that required the retention of two separate service providers. Also, there were lower software amortization costs as a result of the sale of the Company's software platform to an affiliate during 2003. These decreases were partially offset by increases in professional services of $2.4 million, partly associated with the implementation of certain provisions of the Sarbanes-Oxley Act as well as other legal and consulting services, and advertising and promotion of $1.1 million, consistent with our strategy to increase market share and grow the volume of our business.

Balance Sheet

Total assets as of June 30, 2004 increased by $0.6 billion or 7.9% to $8.0 billion compared to $7.4 billion as of December 31, 2003 and reflected an increase of $1.3 billion or 19.9% compared to $6.6 billion in total assets as of June 30, 2003. As of June 30, 2004, there was an increase of $701 million and $884.2 million in net loans, including loans held for sale (further explained below) compared to December 31 and June 30, 2003 balances, respectively. The increase in net loans at June 30, 2004 was partially offset by a decrease in investment securities of $97 million, a decrease of $10.8 million in premises and equipment due to the sale of a building with a book value of approximately $7.7 million, and normal depreciation for the period compared to December 31, 2003. There was also a decrease of $19.5 million in other assets due to a reduction in securities sold but not delivered.

As a result of management's efforts to increase market share, the net loan portfolio, including loans held for sale, reflected a $701.4 million or 16.9% increase, reaching $4.8 billion at June 30, 2004, compared to the figures reported as of December 31, 2003. Mortgage loan production continued to grow during the second quarter of 2004 resulting in an increase of $583.4 million or 39.9%, in the mortgage loan portfolio compared to the December 31, 2003 mortgage loan portfolio. There was a 22.9% increase in mortgage loan production for the quarter ended June 30, 2004 compared to the quarter ended December 31, 2003. The commercial loan portfolio (including construction loans) also reflected an increase of $105.3 million or 4.5% for the second quarter of 2004. The consumer loan portfolio also reflected an increase of $10.0 million or 2.5%.

Deposits at June 30, 2004 reflected an increase of $260.0 million or 6.28% compared to deposits of $4.1 billion as of December 31, 2003, and an increase of $638 million or 17.0% compared to deposits of $3.8 billion as of June 30, 2003. This increase was also in line with the Company's objective of increasing its market share. Total borrowings increased $265.7 million compared to December 31, 2003.

Financial Strength

Non-performing loans to total loans as of June 30, 2004 amounted to 1.95%, a 38 basis point improvement over the 2.33% reported as of December 31, 2003 and a 72 basis point improvement over the 2.67% reported as of June 30, 2003. Non-performing loans at June 30, 2004 amounted to $96.0 million, a 2.4% improvement compared to $98.4 million as of December 31, 2003 and a 10.7% improvement compared to $107.5 million as of June 30, 2003. There had been an improving trend in this indicator during 2003, which further continued through the second quarter of 2004.

The annualized ratio of net charge-offs to average loans for the quarter ended June 30, 2004 improved 13 basis points to 0.94% from 1.05% reported for the quarter ended June 30, 2003. For the second quarter of 2004 there was a slight increase in net charge-offs of $0.2 million compared to the second quarter of 2003. Net charge-offs for the six-month period ended June 30, 2004 decreased $4.4 million, or 20.1%, compared to the same period in 2003. The annualized ratio of net charge-offs to average loans for the semester ended June 30, 2004 improved 31 basis points to 0.79% from 1.10% for the same period in 2003. The Company is committed and has directed its efforts to continue improving this ratio.

The allowance for loan losses represents 1.38% of total loans as of June 30, 2004, a 29 basis point reduction over the 1.67% reported as of December 31, 2003. The allowance for loan losses to total non-performing loans at June 30, 2004 reached 70.77% compared to 71.74% at December 31, 2003 and 57.64% at June 30, 2003. Excluding non-performing mortgage loans (for which the Company has historically had a minimal loss experience) this ratio is 143.04% at June 30, 2004, compared to 152.8% and 119.6% as of December 31 and June 30, 2003, respectively. The reduction in the allowance for loan losses is due to a significant reduction in the percentage of net consumer loan charge-offs during the first two quarters of 2004, resulting in a reduction in the loss ratios used by the Company in the determination of the allowance for loan losses. The Company has adjusted its allowance for loan losses through periodic charges to the provision for loan losses. This item is reviewed on a recurring basis considering an ongoing assessment of the Company's credit exposure and a number of other relevant variables. The level of the allowance for loan losses is subject to changes in internal and external factors affecting the level of non-performing loans and credit risk of the loan portfolio.

As of June 30, 2004, total capital to risk-adjusted assets (BIS ratio) reached 10.64% and Tier I capital to risk-adjusted assets and leverage ratios were 9.09% and 6.17%, respectively.

Customer Financial Assets Under Control

Santander BanCorp is driven by a client-focused approach organization that seeks to earn the trust of customers to manage their financial assets. As of June 30, 2004, the Company had over $11.5 billion in Customer Financial Assets Under Control, which represents an $828 million increase over balances as of December 31, 2003. This represents is an important significant amount part of the financial assets of Puerto Rico households and provides reflects the Company's unique strong positioning to the Company positioning in its primary market. The Customer Financial Assets Under Control includes bank deposits (excluding brokered deposits), broker-dealer customer accounts, mutual funds assets under managed, and trust, institutional and private accounts under management. The growth in customer financial assets and the stability of customer deposits is a strong indication of the Company's successful efforts to regain market share and reposition itself as a leading provider of financial services.

Shareholder Value

On July 9, 2004 the Board of Directors declared a 10% stock dividend to all shareholders of record as of July 20, 2004. The common stock dividend will be distributed on August 3, 2004. Cash will be paid in lieu of fractional shares. The earnings per share computations for all periods presented in the accompanying financial information have been adjusted retroactively to reflect this stock dividend.

During the second quarter of 2004, the Company's common stock price per share increased from $24.35 to $24.72, representing a $16 million increase in aggregate shareholder value.

During the second quarter of 2004, Santander BanCorp declared a cash dividend of 11 cents per common share to its shareholders of record as of June 4, 2004, payable on July 1, 2004, resulting in an annualized dividend yield of 1.78%.

There were no stock repurchases during the last three quarters of 2003 and the first semester of 2004 under the Stock Repurchase Program. Through June 30, 2004, the Company had acquired, for treasury, under the Stock Repurchase Programs, a total of 4,011,260 shares of common stock, amounting to $67.6 million.

Institutional Background

Santander BanCorp is a publicly held financial holding company that is traded on the New York Stock Exchange and on Latibex (Madrid Stock Exchange). It has three wholly owned subsidiaries, Banco Santander Puerto Rico, Santander Securities Corporation and Santander Insurance Agency. Banco Santander Puerto Rico has been operating in Puerto Rico for 27 years. It offers a full array of services through 67 branches in the areas of commercial, mortgage and consumer banking, supported by a team of over 1,400 employees. , with 66 branches Santander Securities offers securities brokerage services and provides portfolio management services through its wholly owned subsidiary Santander Asset Management Corporation. Santander Insurance Agency offers life, health and disability coverage as a corporate agent and also operates as a general agent. For more information, visit the Company's website at www.santandernet.com.

Grupo Santander (SAN.MC, STD.N) is the largest financial group in Spain and Latin America, and the second largest bank in the Euro Zone by market capitalization. Founded in 1857, it has forged important business initiatives, including a 15-year old alliance with The Royal Bank of Scotland, ownership of the third largest banking group in Portugal and a leading consumer finance franchise in Germany, Italy and seven other European countries.

Grupo Santander maintains a leading position in Latin America, with 4,052 offices in ten countries, serving more than 12 million individual clients and approximately half a million small and medium sized companies, managing over $100 billion in business (on & off-balance sheet). In 2003, Santander recorded $1.49 billion in net attributable income in Latin America.

Projected calendar for SBP reporting 2004 quarterly financial results

Third quarter results - October 28, 2004

Fourth quarter results - January 27, 2005

1 On a tax equivalent basis.

2 After giving retroactive effect for the 10% stock dividend declared on July 9, 2004.

This news release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about the industry in which the Company operates, its beliefs and its management's assumptions.  Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, the Company does not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.